UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2015

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2015, the Boards of Directors of Carver Bancorp, Inc. (the "Company") and Carver Federal Savings Bank (the “Bank”), by resolution of each of the Boards, appointed Michael T. Pugh, the President and Chief Executive Officer of the Company and the Bank, as a director of the respective Boards.

Mr. Pugh’s appointment to the Boards of the Company and the Bank fills the vacancy created by the retirement of Dr. Samuel J. Daniel. Mr. Pugh has been appointed to serve in the class of directors expiring at the 2018 Annual Meetings of the Company and the Bank and until his successor is elected and qualified.

Item 8.01    Other Events

On October 23, 2015, the Board of Directors of the Company adopted resolutions requiring, among other things, written approval from the Federal Reserve Bank of Philadelphia prior to the declaration or payment of dividends, any increase in debt by the Company, or the redemption of Company common stock.

On October 26, 2015, the Company issued a press release discussing Mr. Pugh’s appointment to the Boards of the Company and the Bank. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit Number        Description

Exhibit 99.1        Carver Bancorp, Inc. Press Release dated October 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE: October 26, 2015

BY:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer